PRE-PAID LEGAL SERVICES, INC.

                                    FORM 8-K

                               September 13, 2000


                                  EXHIBIT INDEX


        Exhibit No.                        Description
        -----------                        -----------
        4.1                                Restated Certificate of Incorporation
                                           of  the  Company  as  filed  with the
                                           Secretary  of  State of  Oklahoma  on
                                           August 29, 2000.

                                                                     EXHIBIT 4.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          PRE-PAID LEGAL SERVICES, INC.

         The undersigned officers of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Corporation"), do hereby certify as follows:

         1. The Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Oklahoma on January 20, 1976 and were amended from time to time thereafter.

         2. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with Section 1080 of the Oklahoma General Corporation Act.

         3. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation, as amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation, except as permitted by Section 1080.C of the Oklahoma General Corporation Act.

         4. The text of the Corporation's Certificate of Incorporation, as amended, is hereby restated in its entirety by this Restated Certificate of Incorporation as follows:

         FIRST.    The name of the Corporation is PRE-PAID LEGAL SERVICES, INC.

         SECOND.   The address of its registered office in the State of Oklahoma is 321 East Main, in the City of Ada, County of Pontotoc, 74820. The name of its registered agent at such address is Harland C. Stonecipher.

         THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

         FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,900,000 shares, consisting of 400,000 shares of Preferred Stock, par value $1.00 per share, 500,000 shares of Special Preferred Stock, par value $1.00 per share, and 100,000,000 shares of Common Stock, par value $.01 per share.

         The shares of such classes shall have the following express terms:

                                   DIVISION A
                      EXPRESS TERMS OF THE PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting that series and the distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (8) Any other relative rights, preferences and limitations of that series.

                                   DIVISION B

                  EXPRESS TERMS OF THE SPECIAL PREFERRED STOCK

         Section 1. The Special  Preferred Stock may be issued from time to time
         ---------
in one or more series. Subject to the provisions of Section 2 of this Division, which provisions shall apply to all Special Preferred Stock, the Board of Directors is authorized to provide for the issuance of Special Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting that series and the distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (5) Whether or not the shares of that series will be redeemable, and, if no, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (8) Any other relative rights, preferences and limitations of that series.

         Section 2. The Special  Preferred Stock shall be on a ranking junior to
         ---------
the Preferred Stock as to payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation. Accordingly, holders of shares of Preferred Stock shall be entitled to receive dividends and distributions in priority to any dividends or distributions to holders of shares of Special Preferred Stock in accordance with the express terms of the Preferred Stock or any series thereof.

                                   DIVISION C

                        EXPRESS TERMS OF THE COMMON STOCK

         The Common Stock shall be subject to the express terms of the Preferred Stock and the Special Preferred Stock in any series thereof. The holders of the Common Stock voting together as one class shall have the sole and exclusive right to elect the directors of the Corporation, subject to any voting rights of any outstanding shares of Preferred Stock or Special Preferred Stock.

         Dividends on the Common Stock may be declared at or for such time and periods as the Board of Directors may from time to time, in its sole discretion, determine out of funds legally available therefor.

         In the event of a voluntary or involuntary winding up, distribution or liquidation of this Corporation, after distribution of any amounts distributable to holders of securities of the Corporation having a preference in liquidation, all funds, assets or property available for distribution shall be ratably paid and distributed among the holders of the issued and outstanding Common Stock.

         FIFTH.    The  bylaws  may be  adopted,  altered, amended  or  repealed by the Board of Directors. Election of directors need not be by written ballot unless the bylaws so provide.

         SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them and/or between this
Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes (Supp. 1986) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes (Supp. 1986), may order a meeting of the creditors or class of creditor, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: (1) To the fullest extent that the Oklahoma General Corpora-tion Act as it existed on December 16, 1987 (the original date of filing with the Oklahoma Secretary of State of the Amended and Restated Certificate of Incorporation originally containing this Article SEVENTH) (the "Effective Date"), permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or repeal.

         (2) If the Oklahoma General Corporation Act is amended after the Effective Date to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended after the Effective Date to increase or expand liability of this Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

         EIGHTH:   The provisions of this Article EIGHTH  shall apply to  any of the following transactions (hereinafter referred to as "Business Combinations"):

                  (a) any merger, consolidation or reorganization of the Corpor-ation or any significant subsidiary of the Corporation in any manner permitted by law with or into any Related Person; or

                  (b) any sale, lease, mortgage, pledge, exchange or other disposition (in one transaction or series of related transactions) of all or substantially all of the assets of the Corporation or of any significant subsidiary of the Corporation to any Related Person, or

                  (c) any sale, lease, mortgage, pledge, exchange or other disposition (in one transaction or a series of related transactions) by any Related Person to the Corporation or any subsidiary of the Corporation of any assets in exchange for voting securities (or securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) constituting 5% or more of the outstanding securities of the Corporation after such transaction; or

                  (d) any reclassification of securities, recapitalization or other transaction which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of any Related Person; or

                  (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person.

A corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation is herein referred to as the "Related Person."

         Section 1. No Business  Combination  may be effected  unless all of the
         ---------
following conditions, to the extent applicable, are fulfilled:

                           (a) The Related  Person  shall not have  acquired any
                  voting securities, directly or indirectly, from the Corporation except in a Business Combination to which this Article did not apply or in a Business Combination to which this Article did apply and which satisfied all of the requirements of this Article.

                           (b) After the time when the Related Person became the
                  beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation, the Related Person shall not have (i) received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges or other financial assistance or tax benefits provided, directly or indirectly, by the Corporation, or (ii) made or caused to be made any major changes in the Corporation's business or equity capital structure without the unanimous approval of the directors of the Corporation then in office.

                           (c) A proxy statement complying with the requirements
                  of the Securities Exchange Act of 1934, or any similar or superseding federal statute, as at the time in effect (whether or not the provisions of such act or statute shall be applicable to the Corporation) shall be mailed to shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which any of the directors may choose to state and an opinion of a reputable investment banking firm stating that the terms of the Business Combination are fair from the point of view of both the Corporation and the shareholders of the Corporation other than any Related Person.

         Section 2. No  Business  Combination  shall be  effected  unless  it is
         ----------
approved at an annual meeting or a special meeting of the Corporation's shareholders called for that purpose. The affirmative vote in person or by proxy of the holders of not less than 80% of the voting power of all outstanding voting stock of the Corporation, voting as a single class, shall be required for approval of any such Business Combination.

         Section 3. For the purposes of this Article, any corporation, person or
         ---------
entity will be deemed to be the beneficial owner of any voting securities of the
Corporation:

                           (a) which it owns directly, whether or not of record;
                  or

                           (b) which it has the right to acquire pursuant to any
                  agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise; or

                           (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by any 'affiliate' or 'associate' as those terms as defined in Rule 12b-2 of the General Rules and Regulations of the Securities and Exchange Commission adopted pursuant to the Securities Exchange Act of 1934 as in effect on the date hereof; or

                           (d)  which  are  beneficially   owned,   directly  or
                  indirectly (including shares deemed owned through application of clause (b) above), by any other corporation, person or entity with which it or any of its 'affiliates' or 'associates' has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of the Corporation.

         For the purposes only of determining whether a corporation, person or other entity owned beneficially, directly or indirectly, 5% or more of the total voting power of the outstanding voting securities of the Corporation, the outstanding voting securities of the Corporation will be deemed to include any voting securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person or other entity pursuant to the foregoing provisions of this
Section 3.

         Section 4. The provisions of this Article shall not apply to a Business
         ---------
Combination which (a) (i) does not change any voting security holder's percentage ownership of voting power in any successor of the corporation from the percentage of voting power beneficially owned by such holder in the Corporation, (ii) provides for the provisions of this Article, without any amendment, change, alteration or deletion, to apply to any successor to the Corporation, and (iii) does not transfer all or substantially all of the Corporation's assets other than to a wholly-owned subsidiary of the corporation; or (b) shall have been authorized by a majority of the Board of Directors of the Corporation prior to the time that the Related Person became the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Corporation.

         Section 5. The  affirmative  vote  required by this  Article will be in
         ---------
addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, or this Certificate of Incorporation, or the resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or any agreement between the Corporation and any national securities exchange.

         Section 6. The Board of  Directors  of the  Corporation  shall make all
         ---------
determinations pursuant to this Article, including, without limitation, (i) the amount of voting power beneficially owned directly or indirectly, by any corporation, person or entity, and (ii) the status of any corporation, person or entity as an affiliate or associate of another. Any such determination reasonably made in good faith by the Board of Directors on the basis of available information shall be conclusive and binding, and no director will have any liability to the Corporation, or any other corporation, person or entity by reason of any such determination so made.

         Section 7. This   Article  EIGHTH  shall  not be  altered,  amended  or
         ---------
repealed, nor shall any provision inconsistent with this Article EIGHTH be adopted, except by the affirmative vote of at least eighty percent (80%) of the voting power of the outstanding voting stock of the Corporation, voting as a single class.

         NINTH:    Notwithstanding  anything  contained  in  the  Certificate of
Incorporation or the Bylaws of the Corporation to the contrary:

         Section 1. Number,  Election  and Terms.  The Board of Directors of the
         ---------  ----------------------------
Corporation shall consist of not less than three nor more than twenty-four members with the exact number to be fixed from time to time by the Board of Directors. Upon the adoption of this Article NINTH, the directors shall be divided into three classes, designated Class A, Class B, and Class C, as nearly equal in number as possible, with the term of office of the Class C directors to expire at the 1988 annual meeting of shareholders, the term of office of the Class B directors to expire at the 1989 annual meeting of shareholders, and the term of office of the Class A directors to expire at the 1990 annual meeting of shareholders. At each meeting of shareholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

         Section 2. Newly Created  Directorships  and  Vacancies.  Newly created
         ---------  --------------------------------------------
directors resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of 80% of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until his successor is elected and qualified.

         Section 3. Removal.  At a meeting of shareholders or directors,  as the
         ---------  -------
case may be, called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by only by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation then entitled to be voted in an election of directors or by the affirmative vote of at least two-thirds (2/3) of the directors then in office.

         Section 4. Amendment,  Repeal, Etc. The affirmative vote of the holders
         ---------  -----------------------
of at least 80% of the outstanding shares of the Corporation then entitled to be voted in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

         TENTH. Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of stock of the Corporation, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter or repeal this Article TENTH or would adopt any provision inconsistent with this Article TENTH.

         ELEVENTH. The shareholders of the Corporation duly adopted the Amended and Restated Certificate of Incorporation originally containing this Article ELEVENTH (as filed with the Oklahoma Secretary of State on December 16, 1987) for the purpose of definitively providing that all provisions of the Oklahoma General Corporation Act will apply to the Corporation and its shareholders to the fullest extent, and that from and after the filing of such Amended and Restated Certificate with the Oklahoma Secretary of State the provisions of the Oklahoma Business Corporation Act and any and all rights, privileges or immunities thereunder shall be of no further force or effect with regard to the Corporation and its shareholders.

         TWELFTH. Subject to the limitations set forth in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, Pre-Paid Legal Services, Inc. has caused this Certificate to be signed and attested by its duly authorized officers as of the 28th day of August, 2000.


ATTEST:                                   PRE-PAID LEGAL SERVICES, INC.

/s/  Kathryn Walden                       By: /s/  Harland C. Stonecipher
------------------                        -----------------------------
Kathryn Walden, Secretary                 Harland C. Stonecipher,
                                          Chairman and Chief Executive
                                          Officer